Exhibit 99.1

Portman Ridge Finance Corporation Announces Second Quarter 2019 Financial Results and Declaration of Distribution

NEW YORK, August 6, 2019 – Portman Ridge Finance Corporation (Nasdaq: PTMN) (the “Company”) announces its second quarter 2019 financial results and declaration of a stockholder distribution.

Financial Highlights

•

Net investment income for the second quarter ended June 30, 2019 was approximately $880 thousand, or $0.02 per basic share, compared with net investment income of approximately $2.5 million, or $0.07 per basic share in the quarter ended June 30, 2018.

•

Net investment income for the second quarter includes a non-recurring, non-cash, non-deductible impairment charge of approximately $1.4 million or $0.04 per basic share to write down the lease right-of-use asset for office space previously occupied by the Company. Net investment income, excluding the lease impairment charge, was approximately $2.3 million, or $0.06 per basic share.

•	At June 30, 2019, the fair value of the Company’s investments totaled approximately $287 million.

•	Net asset value per share as of June 30, 2019 was $3.73.

•

Quarterly distribution paid during the second quarter was $0.10 per share (excluding the special payment of approximately $0.67 per share received by stockholders in connection with the Company’s entry into a stock purchase and transaction agreement (the “Externalization Agreement”) with BC Partners Advisors, LP, an affiliate of BC Partners LLP, pursuant to which the Company’s management function was externalized (the “Externalization”)).

Ted Goldthorpe, Chief Executive Officer of Portman Ridge Finance Corporation, noted, “We are pleased to have successfully closed the Externalization on April 1st, which provided stockholders with a cash payment of approximately $0.67 per share. During the second quarter, we began to reposition the portfolio, including reducing the Company’s exposure to CLOs as a portion of total investments and NAV, and we continue to seek opportunities in the middle-market lending space to prospectively enhance net investment income. We are excited about our recently announced proposed merger with OHA Investment Corporation, which demonstrates BC Partners’ commitment to pursue attractive opportunities in the market.”

Operating Results

For the three months ended June 30, 2019, the Company reported total investment income of approximately $6.9 million as compared to approximately $5.8 million in the first quarter of 2019, and $6.8 million in the same period last year. Investment income from debt securities in the quarter was approximately $3.8 million, compared with approximately $3.0 million in the first quarter of 2019, and approximately $4.3 million in the second quarter of 2018. Investment income on CLO fund securities in the second quarter of 2019 was approximately $1.7 million compared with approximately $1.8 million in the first quarter, and $1.5 million in the second quarter of 2018. Investment income from joint ventures increased in the second quarter of 2019 to approximately $1.3 million from approximately $1.0 million in the first quarter of 2019 and approximately $700 thousand in the second quarter of 2018.

For the three months ended June 30, 2019, total expenses were approximately $6.0 million, including approximately $1.4 million, or approximately $0.04 per share, related to the lease impairment. Total expenses in the first quarter of 2019 were approximately $8.0 million, including approximately $3.4 million of expenses, or $0.09 per basic share, associated with the Externalization. Total expenses were approximately $4.3 million for the three months ended June 30, 2018. Interest expense and amortization on debt issuance costs for the second quarter of 2019 were approximately $2.0 million, with higher amounts outstanding on our revolving credit facility, compared with $1.8 million for both the first quarter of 2019 and the second quarter of 2018. Total expenses for the six months ended June 30, 2019 were approximately $14.0 million, including approximately $3.4 million related to the Externalization and approximately $1.4 million related to the lease impairment. Total expenses were approximately $8.7 million for the six-month period ended June 30, 2018.

Net investment income for the second quarter of 2019 was approximately $880 thousand, or $0.02 per basic share, compared with net investment loss of approximately ($2.2 million), or ($0.06 per basic share) in the first quarter of 2019 and compared with net investment income of approximately $2.5 million, or $0.07 per basic share, during the second quarter of 2018. Net investment income in the second quarter of 2019 was adversely impacted by a non-cash impairment charge of approximately $1.4 million, or $0.04 per share, related to the impairment of a lease right-of-use asset. Net realized loss and unrealized appreciation on investments for the three months ended June 30, 2019 was approximately $(1.7) million, as compared to net realized loss and unrealized depreciation of approximately $(3.8) million for the same period in 2018.

Although net asset value per share declined $0.12 during the quarter, a significant portion, or approximately $0.08 of the decline, was attributable to a stockholder distribution in excess of net investment income earned during the quarter, $0.04 of which related to the lease impairment.

Portfolio and Investment Activity

The fair value of our portfolio was approximately $287 million as of June 30, 2019. The composition of our investment portfolio at June 30, 2019 and December 31, 2018 at cost and fair value was as follows:

	June 30, 2019 (unaudited)			December 31, 2018
Security Type	Cost/Amortized Cost	Fair Value	%¹	Cost/Amortized Cost	Fair Value	%¹
Short-term investments²	$27,443,091	$27,443,091	10	$44,756,478	$44,756,478	16
Senior Secured Loan	90,207,102	88,400,312	31	86,040,921	77,616,209	29
Junior Secured Loan	94,843,137	86,499,106	30	76,223,561	70,245,535	26
Senior Unsecured Bond	468,494	422,347	0	—	—	—
CLO Fund Securities	49,300,670	40,006,481	14	55,480,626	44,325,000	16
Equity Securities	16,482,841	4,143,686	1	9,477,763	2,038,020	1
Asset Manager Affiliates³	17,791,230	—	—	17,791,230	3,470,000	1
Joint Ventures	42,611,525	40,089,257	14	37,381,525	30,857,107	11

Total	$339,148,090	$287,004,280	100%	$327,152,104	$273,308,349	100%

Stockholder Distribution

On August 5, 2019, the Board of Directors of the Company approved a cash distribution of $0.06 per share of common stock. The distribution is payable on August 29, 2019 to stockholders of record at the close of business as of August 12, 2019.

The Board evaluates a number of factors in determining the amount of the quarterly distribution, including the amount required to be distributed in order for the Company to maintain its status as a “regulated investment company” under the Internal Revenue Code. The level of distribution is evaluated quarterly by the Board and it is anticipated that future distributions will be adjusted to more closely align with net investment income and taxable distributable income.

We have adopted a Dividend Reinvestment Plan (“DRIP”) that provides for reinvestment of our distributions on behalf of our stockholders, unless a stockholder elects to receive cash. As a result, if we declare a cash distribution, our stockholders who have not “opted out” of our DRIP will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving cash. Please contact your broker or other financial intermediary for more information regarding the DRIP. Distributions may include net investment income, capital gains and/or return of capital. The tax status of distributions will be determined at the end of the taxable year.

Liquidity and Capital Resources

At June 30, 2019, we had unrestricted cash and short-term investments of approximately $27.7 million, total assets of approximately $306 million and stockholders’ equity of approximately $139 million. Our net asset value per common share was $3.73. As of June 30, 2019, we had approximately $122.8 million (par value) of borrowings outstanding ($119.5 million net of capitalized costs) with a weighted average interest rate of approximately 6.0%. Our asset coverage ratio stood at 211% as of June 30, 2019.

Subject to prevailing market conditions, we intend to grow our portfolio of assets by raising additional capital, including through the prudent use of leverage available to us. As a result, we may seek to enter into new agreements with other lenders or into other financing arrangements as market conditions permit. Such financing arrangements may include a new secured and/or unsecured credit facility or the issuance of unsecured debt or preferred stock.

OHAI Transaction

As previously announced, the Company has entered into a definitive agreement with OHA Investment Corporation (“OHAI”) under which OHAI will merge with and into the Company. If approved by OHAI stockholders, the combined company will be managed by Sierra Crest Investment Management and is expected to have total assets of approximately $372 million, and net asset value of approximately $181 million (each based upon March 31, 2019 balance sheets, not adjusted for transaction expenses). We expect the transaction to be accretive for OHAI and the Company’s stockholders.

Conference Call and Webcast

We will hold a conference call on Wednesday August 7, 2019 at 9:00 am Eastern Time to discuss our second quarter 2019 financial results. Stockholders, prospective stockholders and analysts are welcome to listen to the call or attend the webcast.

To access the call please dial (866) 757-5630 approximately 10 minutes prior to the start of the conference call. No password is required. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company’s website www.portmanridge.com in the Investor Relations section under Events. The online archive of the webcast will be available after 7pm Eastern Time for approximately 90 days.

A replay of this conference call will be available from 12:00 p.m. on August 7, 2019 until 11:59 p.m. on August 15, 2019. The dial in number for the replay is (855) 859-2056 and the conference ID is 6575806.

About Portman Ridge Finance Corporation

Portman Ridge Finance Corporation (NASDAQ: PTMN) is a publicly traded, externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. Portman Ridge Finance Corporation’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. PTMN’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, an affiliate of BC Partners Advisors, LP, (the “Adviser”).

Portman Ridge Finance Corporation’s filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company’s website at www.portmanridge.com.

The Portman Ridge Finance Corporation logo is available at https://ml.globenewswire.com/Resource/Download/39c70ff2-a155-44fc-872b-f68105f0d5ad?size=0

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this press release, as well as in future oral and written statements by management of Portman Ridge Finance Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “outlook”, “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.

Important assumptions include our ability to originate new investments, and achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation that such plans, estimates, expectations or objectives will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) uncertainty of the expected financial performance of the Company, including following completion of the Externalization; (2) failure to realize the anticipated benefits of the Externalization; (3) the ability of the Company and/or BC Partners to implement its business strategy; (4) the risk that stockholder litigation in connection with the Externalization may result in significant costs of defense, indemnification and liability; (5) evolving legal, regulatory and tax regimes; (6) changes in general economic and/or industry specific conditions; (7) the impact of increased competition; (8) business prospects and the prospects of the Company’s portfolio companies; (9) contractual arrangements with third parties; (10) any future financings by the Company; (11) the ability of the Advisor to attract and retain highly talented professionals; (12) the Company’s ability to fund any unfunded commitments;(13) the successful completion of the Company’s acquisition of OHAI and receipt of stockholder approval from OHAI’s stockholders; (14) expectations concerning the proposed OHAI transaction, including the financial results of the combined company; (15) any future distributions by the Company. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission (the “SEC”). We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC.

Additional Information and Where to Find It

In connection with the OHAI transaction, including seeking to obtain the OHAI Stockholder Approval, each of OHAI and PTMN intends to file relevant materials with the SEC including a registration statement on Form N-14, which will include a proxy statement of OHAI and a prospectus of PTMN (the “Joint Proxy Statement/Prospectus”). Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and any other documents filed with the SEC if and when such documents become available because they will contain important information about the proposed transactions. The Joint Proxy Statement/Prospectus, if and when available, will be mailed to stockholders of OHAI entitled to vote on the proposed transaction. Investors and security holders will be able to obtain free copies of the Joint Proxy Statement/Prospectus and any other relevant documents filed with the SEC by the parties through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

OHAI and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of OHAI is set forth in its proxy statement for its 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2019.

No Offer or Solicitation

This release is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this release is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in PTMN, OHAI or in any fund or other investment vehicle.

Contact

Ted Gilpin

Ted.Gilpin@bcpartners.com

(212) 891-5007

Portman Ridge Finance Corporation

650 Madison Avenue, 23rd floor

New York, NY 10022

info@portmanridge.com

Source: Portman Ridge Finance Corporation. News Provided by Acquire Media

PORTMAN RIDGE FINANCE CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Investments at fair value:
Short-term investments (cost: 2019 - $27,443,091; 2018 - $44,756,478)	$27,443,091	$44,756,478
Debt securities (amortized cost: 2019 - $185,518,733; 2018 - $162,264,482)	175,321,765	147,861,744
CLO Fund Securities managed by affiliates (amortized cost: 2019 - $46,522,911; 2018 - $4,407,106)	37,667,754	4,473,840
CLO Fund Securities managed by non-affiliates (amortized cost: 2019 - $2,777,759; 2018 - $51,073,520)	2,338,727	39,851,160
Equity securities (cost: 2019 - $16,482,841; 2018 - $9,477,763)	4,143,686	2,038,020
Asset Manager Affiliates (cost: 2019 - $17,791,230; 2018 - $17,791,230)	—	3,470,000
Joint Ventures (cost: 2019 - $42,611,525; 2018 - $37,381,525)	40,089,257	30,857,107

Total Investments at Fair Value (cost: 2019 - $339,148,090; 2018 - $327,152,104)	287,004,280	273,308,349
Cash	236,828	5,417,125
Restricted cash	3,467,338	3,907,341
Interest receivable	875,396	1,342,970
Receivable for Open Trades	10,457,443	—
Due from affiliates	695,768	1,007,631
Operating lease right-of-use asset	1,687,901	—
Other assets	1,068,576	481,265

Total Assets	$305,493,530	$285,464,681

LIABILITIES
6.125% Notes Due 2022 (net of offering costs of: 2019 - $1,933,295; 2018 - $2,207,341)	$75,473,905	$75,199,858
Great Lakes KCAP Funding I, LLC Revolving Credit Facility (net of offering costs of: 2019 - $1,326,443; 2018 - $1,155,754)	44,032,368	25,200,331
Operating lease liability	3,415,460	—
Payable for open trades	38,030,859	23,204,564
Accounts payable and accrued expenses	2,162,223	3,591,910
Accrued interest payable	1,386,248	131,182
Due to affiliates	788,776	115,825
Management and incentive fees payable	1,026,100	—

Total Liabilities	166,315,939	127,443,670
COMMITMENTS AND CONTINGENCIES (NOTE 8)
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share, 100,000,000 common shares authorized; 37,550,920 issued, and 37,356,061 outstanding at June 30, 2019, and 37,521,705 issued, and 37,326,846 outstanding at December 31, 2018	373,561	373,268
Capital in excess of par value	307,172,819	306,784,387
Total distributable (loss) earnings	(168,368,789)	(149,136,644)

Total Stockholders’ Equity	139,177,591	158,021,011

Total Liabilities and Stockholders’ Equity	$305,493,530	$285,464,681

NET ASSET VALUE PER COMMON SHARE	$3.73	$4.23

PORTMAN RIDGE FINANCE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Investment Income:
Interest from investments in debt securities	$3,831,861	$3,910,473	$6,768,657	$7,308,670
Payment-in-kind investment income	11,520	369,116	13,542	732,053
Interest from cash and time deposits	16,444	12,211	52,113	61,416
Investment income on CLO Fund Securities managed by affiliates	1,607,308	1,414,903	1,739,754	3,248,569
Investment income on CLO Fund Securities managed by non-affiliates	105,574	98,341	1,786,848	197,702
Dividends from Asset Manager Affiliates	—	300,000	—	620,000
Investment income—Joint Ventures	1,291,667	700,000	2,241,667	1,400,000
Capital structuring service fees	49,795	43,399	110,998	106,509

Total investment income	6,914,169	6,848,443	12,713,579	13,674,919
Expenses:
Management fees	1,026,100	—	1,026,100	—
Performance-based incentive fees	—	—	—	—
Interest and amortization of debt issuance costs	1,982,431	1,847,432	3,783,357	3,711,280
Compensation	—	1,005,050	3,688,578	2,212,387
Professional fees	514,523	906,965	2,182,645	1,621,375
Insurance	359,449	79,726	448,099	157,748
Administrative services expense	409,600	—	409,600	—
Other general and administrative expenses	311,296	480,351	1,059,615	982,466
Impairment of operating lease right-of-use asset	1,431,030	—	1,431,030	—

Total expenses	6,034,429	4,319,524	14,029,024	8,685,256

Management and performance-based incentive fees waived	—	—	—	—

Net Expenses	6,034,429	4,319,524	14,029,024	8,685,256

Net Investment (Loss) Income	879,740	2,528,919	(1,315,445)	4,989,663
Realized And Unrealized (Losses) Gains On Investments:
Net realized (losses) gains from investment transactions	(2,270,962)	(3,671)	(15,620,391)	(571)
Net change in unrealized (depreciation) appreciation on:
Debt securities	2,305,906	(682,477)	4,205,770	(1,125,361)
Equity securities	151,619	(227,169)	(4,899,412)	(163,573)
CLO Fund Securities managed by affiliates	(532,566)	(787,433)	(615,135)	(1,008,252)
CLO Fund Securities managed by non-affiliates	(66,680)	(154,059)	2,476,572	195,296
Asset Manager Affiliates investments	—	(1,310,000)	—	(996,000)
Joint Venture Investments	(1,315,379)	(675,882)	4,002,150	(424,506)

Total net change in unrealized appreciation (depreciation)	542,900	(3,837,020)	5,169,945	(3,522,396)

Net realized and unrealized (depreciation) appreciation on investments	(1,728,062)	(3,840,691)	(10,450,446)	(3,522,967)

Realized losses on extinguishments of Debt	—	—	—	(169,074)

Net (Decrease) Increase In Stockholders’ Equity Resulting From Operations	$(848,322)	$(1,311,772)	$(11,765,891)	$1,297,622

Net (Decrease) Increase In Stockholders’ Equity Resulting from Operations per Common Share:
Basic:	$(0.02)	$(0.04)	$(0.32)	$0.03
Diluted:	$(0.02)	$(0.03)	$(0.32)	$0.03
Net Investment (Loss) Income Per Common Share:
Basic:	$0.02	$0.07	$(0.04)	$0.13
Diluted:	$0.02	$0.07	$(0.04)	$0.13
Weighted Average Shares of Common Stock Outstanding—Basic	37,349,371	37,363,038	37,342,272	37,356,759
Weighted Average Shares of Common Stock Outstanding—Diluted	37,349,371	37,363,038	37,342,272	37,356,759